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                                                                      Exhibit 21
                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.


Name of Subsidiary                       Place of Incorporation
------------------                       ----------------------
Compass Bank                             Alabama
Compass Bancshares Insurance, Inc.       Alabama
Compass Brokerage, Inc.                  Alabama
Compass Capital Markets, Inc.            Alabama
Compass Multistate Services              Alabama
 Corporation
Compass Fiduciary Services, Ltd., Inc.   Alabama
Compass Financial Corporation            Alabama
Central Bank of the South                Alabama
Compass Securities, Inc.                 Alabama
Central Land Holding Corporation         Alabama
Compass Investments, Inc.                Alabama
Compass Underwriters, Inc.               Alabama
Compass Bank                             Arizona
Compass Banks of Texas, Inc.             Delaware
Compass Bancorporation of Texas, Inc.    Delaware
Compass Mortgage Corporation             Delaware
Compass Texas Acquisition Corp.          Delaware
Compass Texas Management, Inc.           Texas
River Oaks Trust Corporation             Texas
Compass Bank                             Texas
River Oaks Bank Building, Inc.           Texas
River Oaks Securities, Inc.              Texas
P.I. Holdings No. 1, Inc.                Texas
P.I. Console, Inc.                       Texas
P.I. Holdings No. 2, Inc.                Texas